EXHIBIT 32.1



                  CERTIFICATION OF PRINICIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,



     In connection with the Annual Report of Tonga Capital Corporation (the "Company") on Form 10-KSB for the year ended December 31 2006. I, Barent W. Cater, President and Chief Executive Officer of the Company, certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief.

(1) such Annual Report on Form 10-KSB of Tonga Capital Corporation for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such Annual Report on Form 10-KSB of Tonga Capital Corporation for the year ended December 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Barent W. Cater
--------------------------------
Barent W. Cater, President and Chief Executive Officer
Dated: April 13, 2007


A signed original of this written statement required by Section 906 has been provided to Tonga Capital Corporation and will be retained by Tonga Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.